                                                                    Exhibit 99.2


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of FLAG Telecom Holdings Limited:

    We have audited the accompanying consolidated balance sheet of FLAG Telecom Holdings Limited (a Bermuda company) and subsidiaries (the "Group") as of December 31, 1999, and the related consolidated statement of operations, comprehensive income, shareholders' equity and cash flows for the period from incorporation to December 31, 1999. These financial statements are the responsibility of FLAG Telecom Holdings Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FLAG Telecom Holdings Limited and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for the period from incorporation to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen & Co.
Hamilton, Bermuda
March 3, 2000

                         FLAG TELECOM HOLDINGS LIMITED

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

          (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)


                                                                 1999
                                                              ----------

ASSETS:
Current assets:
  Cash......................................................  $    3,191
  Accounts receivable, net of allowance for doubtful
    accounts of $6,827......................................      90,065
  Due from affiliate........................................       2,000
  Prepaid expenses and other assets.........................       3,460
                                                              ----------
                                                                  98,716

Funds held by collateral trustee............................     134,066
Capacity available for sale.................................     774,366
Capitalized financing costs, net of accumulated amortization
  of $2,731.................................................      11,678
Investment in associated companies..........................       7,162
Fixed assets, net...........................................     299,743
                                                              ----------
                                                              $1,325,731
                                                              ==========

LIABILITIES:
Current liabilities:
  Accrued construction costs................................  $   52,411
  Accrued liabilities.......................................      39,152
  Accounts payable..........................................       7,807
  Income taxes payable......................................       4,531
Deferred revenue and other..................................      48,501
                                                              ----------
                                                                 152,402

8 1/4% Senior Notes, due 2008, net of unamortized discount
  of $4,878.................................................     425,270
Long-term debt..............................................     190,000
Deferred revenue and other..................................     100,724
Deferred taxes..............................................       3,973
                                                              ----------
                                                                 872,369

MINORITY INTEREST...........................................     154,817

SHAREHOLDERS' EQUITY:
Common shares, $.0006 par value.............................          42
Additional paid-in capital..................................     313,848
Foreign currency translation adjustment.....................         141
Accumulated deficit.........................................     (15,486)
                                                              ----------
                                                                 298,545
                                                              ----------
                                                              $1,325,731
                                                              ==========



   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                      CONSOLIDATED STATEMENT OF OPERATIONS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                 1999
                                                              -----------

REVENUES:
  Capacity sales, net of discounts..........................  $    94,603
  Standby maintenance and restoration revenue...............       37,827
                                                              -----------
                                                                  132,430
SALES AND OTHER OPERATING EXPENSES:
  Cost of capacity sold.....................................       41,349
  Operations and maintenance (including non-cash
    compensation expense of $2,647).........................       26,201
  Sales and marketing (including non-cash compensation
    expense of $1,534)......................................       11,096
  General and administrative (including non-cash
    compensation expense of $4,619).........................       22,901
  Depreciation and amortization.............................       11,133
                                                              -----------
                                                                  112,680

OPERATING INCOME............................................       19,750
INCOME FROM AFFILIATE.......................................          361
INTEREST EXPENSE............................................       45,062
INTEREST INCOME.............................................        7,188
                                                              -----------
LOSS BEFORE MINORITY INTEREST AND INCOME TAXES..............      (17,763)
MINORITY INTEREST...........................................       (3,826)
                                                              -----------
LOSS BEFORE INCOME TAXES....................................      (13,937)
PROVISION FOR INCOME TAXES..................................        1,549
                                                              -----------
NET LOSS....................................................  $   (15,486)
                                                              ===========
Basic income per common share...............................  $     (0.22)
Diluted income per common share.............................  $     (0.21)
Weighted average common shares outstanding..................   69,709,935



   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

                      (EXPRESSED IN THOUSANDS OF DOLLARS)


                                                                1999
                                                              --------


NET LOSS....................................................  $(15,486)
Foreign currency translation adjustment.....................       141
                                                              --------
COMPREHENSIVE INCOME........................................  $(15,345)
                                                              --------



   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                              FOREIGN
                                COMMON SHARES        ADDITIONAL                              CURRENCY         TOTAL
                            ----------------------    PAID-IN        STOCK       RETAINED   TRANSLATION   SHAREHOLDERS'
                              SHARES      AMOUNT      CAPITAL     COMPENSATION   EARNINGS   ADJUSTMENT       EQUITY
                            ----------   ---------   ----------   ------------   --------   -----------   -------------


Opening balance...........          --   $     --     $     --       $    --     $     --       $ --        $     --
Issuance of shares in
  exchange for shares in
  FLAG Limited............  69,709,935         42      305,048            --           --         --         305,090
Stock compensation
  accrued.................          --         --       18,088       (18,088)          --         --
Stock compensation current
  year charge.............          --         --           --         8,800           --         --           8,800
Foreign currency
  translation
  adjustment..............          --         --           --            --           --        141             141
Net loss for period.......          --         --           --            --      (15,486)        --         (15,486)
                            ----------   ---------    --------       -------     --------       ----        --------
Balance, December 31,
  1999....................  69,709,935   $     42     $323,136       $(9,288)    $(15,486)      $141        $298,545
                            ==========   =========    ========       =======     ========       ====        ========


   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

                      (EXPRESSED IN THOUSANDS OF DOLLARS)


                                                                1999
                                                              --------


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss applicable to common shareholders..................  $(15,486)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Minority interest.........................................    (3,826)
  Amortization of financing costs...........................     1,370
  Provision for doubtful accounts...........................    (1,803)
  Accretion of discount on 8 1/4% senior notes..............       493
  Stock compensation........................................     8,800
  Depreciation and amortization.............................    11,133
  Deferred taxes............................................       625
  Add (deduct) net changes in operating assets and
    liabilities:
    Accounts receivable.....................................     1,078
    Due from affiliate......................................    (2,000)
    Prepaid expenses and other assets.......................        86
    Capacity available for sale.............................    47,463
    Accounts payable and accrued liabilities................    24,972
    Income taxes payable....................................    (2,793)
    Due to affiliate........................................    (1,175)
    Deferred revenue and other..............................    46,845
                                                              --------
      Net cash provided by operating activities.............   115,782
CASH FLOWS FROM FINANCING ACTIVITIES:
Financing costs incurred....................................      (970)
Repayment of long-term debt.................................   (66,500)
Decrease in funds held by collateral trustee................    85,068
                                                              --------
      Net cash provided by financing activities.............  $ 17,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for construction..................................  (123,558)
Investment in affiliate.....................................    (7,162)
                                                              --------
Purchase of fixed assets....................................    (1,407)
                                                              --------
      Net cash used in investing activities.................  (132,127)
NET INCREASE IN CASH........................................     1,254
Effect of foreign currency movements........................        21
CASH, beginning of period...................................     1,916
                                                              --------
CASH, end of year...........................................  $  3,191
                                                              ========
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING ACTIVITIES:
Decrease in capacity available for sale.....................  $ 59,463
Decrease in accrued construction costs......................   (12,000)
                                                              --------
Cost of capacity sold.......................................  $ 47,463
                                                              --------
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING ACTIVITIES:
Increase in construction in progress........................  $ 34,039
Decrease in accrued construction costs......................    89,519
                                                              --------
Cash paid for construction in progress......................  $123,558
                                                              --------
SUPPLEMENTAL INFORMATION DISCLOSURE OF CASH FLOW
  INFORMATION:
Interest expense for period.................................  $ 45,062
Amortization of financing costs.............................    (1,863)
Decrease (increase) in accrued interest payable.............    (4,170)
                                                              --------
Interest paid...............................................  $ 39,029
                                                              --------
Interest capitalized........................................  $  1,281
                                                              --------



   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


1. BACKGROUND

    FLAG Telecom was incorporated on February 3, 1999 to serve as the holding company for the FLAG Telecom group of companies. On February 26, 1999 FLAG Telecom acquired approximately 65.79% of FLAG Limited by exchanging 69,709,935 shares of FLAG Limited common stock for the same number of shares of FLAG Telecom common stock. The minority shareholder of FLAG Limited exchanged its remaining holding in FLAG Limited for shares in FLAG Telecom on January 4, 2000 such that on that date FLAG Limited became a wholly owned subsidiary of FLAG Telecom. This acquisition has been accounted for as a recapitalisation such that no goodwill arises and assets and liabilities are reflected at carryover basis.

    The results of the operations of FLAG Limited have been included in the consolidated results of FLAG Telecom's operations since the date of acquisition.

    FLAG Limited is a facilities-based provider of telecommunications capacity to licensed international carriers through its ownership of the world's longest independent, privately-owned digital fiberoptic undersea cable system. The FLAG Europe-Asia cable system links the telecommunications markets of Western Europe and Japan through the Middle East, India, Southeast Asia and China, along a route which adjoins countries with approximately 75% of the world's population. The FLAG Europe-Asia cable system was constructed to address the growing demand for high performance, secure and cost-effective digital communications for voice, data and video along its route. FLAG Limited provides capacity on the FLAG Europe-Asia cable system at market-based prices to licensed international carriers. The FLAG Europe-Asia cable system, which was placed in commercial service on November 22, 1997, cost approximately $1.6 billion to construct, and consists of over 28,000 kilometers of fiberoptic cable.

    FLAG Telecom also has an indirect 50% interest in FLAG Atlantic Limited via FLAG Atlantic Holdings Limited, a wholly-owned subsidiary. FLAG Atlantic Limited is a joint venture company set up to build, own and operate a transatlantic fiber optic cable system connecting the United States, United Kingdom and France. Global Telesystems Group, Inc. owns the other 50% interest in the venture. The transatlantic cable system will be designed to carry voice, high-speed data and video traffic. The FLAG Atlantic system is expected to be ready for service in the first quarter of 2001.

    FLAG Telecom is also developing various wholesale services, which will provide customers city-to-city and site-to-site managed bandwidth on a short term lease basis. The first such service on the London to Madrid route went into service in the fourth quarter.

2. SIGNIFICANT ACCOUNTING POLICIES

    These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and are expressed in U.S. Dollars ("Dollars"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are summarized as follows:

    a)  Basis of Consolidation

    The financial statements consolidate the financial statements of FLAG Telecom and its subsidiary companies after eliminating intercompany transactions and balances. Investments in which FLAG Telecom has an investment of 20%-50% or investments in which FLAG Telecom can assert significant influence, but does not control, are accounted for under the equity method. The excess of the contributions over the Group's proportionate share of the net assets acquired are amortized on a straight line basis over the expected economic life and is recorded as a component of "income from affiliates".

    b)  Revenue Recognition

    Capacity contracts are accounted for as leases. For contracts that satisfy sales type lease accounting, revenues are recognized upon the date the risks and rewards of ownership are transferred to the purchaser, which is the date the capacity is made available for activation and the customer becomes responsible for maintenance charges. As a result of the issue of Interpretation 43 "Real Estate Sales, an interpretation of FASB Statement No. 66", capacity contracts entered into after June 30, 1999 must satisfy the additional requirements for sales of real estate to qualify for sales type lease accounting.

    Capacity contracts that do not qualify for sales type lease accounting are accounted for as operating leases and revenue is recognized over the term of the lease. Until June 30, 1999 revenues from operating lease transactions were considered incidental and recorded as a reduction of the capacity available for sale.

    Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue.

    Because substantially all receivables under agreements qualifying as sales-type leases are receivable within 75 days of the date the risks and rewards of ownership are transferred to the customer, the accounts receivable balance in the accompanying balance sheets, representing the gross future minimum lease payments due, approximates the present value of future minimum lease payments. Amounts billed to customers for maintenance and repair services are invoiced separately from capacity lease payments. There are no guaranteed or unguaranteed residual values accruing to the benefit of the Group.

    In exchange for construction costs incurred, FLAG Limited had granted credits to suppliers toward future capacity. In addition, certain customers have committed to purchase capacity at a future date under signed capacity credit agreements. Such amounts received or receivable under these agreements and the capacity credits granted to suppliers are recorded as deferred revenue until the date the credits are utilized, at which time the deferred revenue is recognized as earned. Amounts receivable under these capacity agreements are reflected within accounts receivable in the accompanying balance sheets. Deferred revenue also includes amounts invoiced for standby maintenance which are applicable to future periods.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Standby maintenance and restoration charges are invoiced separately from capacity sales. Revenues relating to standby maintenance and restoration are recognized over the period the service is provided.

    c)  Cost of Sales

    The cost relating to capacity sold under sales type lease contracts is recognized as cost of sales upon recognition of revenues. The amount charged to cost of sales is based on the ratio of capacity sales recognized as revenues in the period to total expected revenues over the entire life of the cable system multiplied by the total construction costs. This calculation of cost of sales matches costs with the relative sales value of each sale to total expected revenues.

    Management's estimate of total expected revenues over the life of the cable system may change due to a number of factors affecting estimated future revenues including changes in management's estimate of the units of capacity to be sold and changes in the expected sales value per unit of capacity to be sold. Additionally, the cost per unit will decrease in the event the capacity of the cable system is upgraded in the future to increase the units of capacity available for sale. Changes in management's estimate of total expected revenues over the life of the cable system will result in adjustments to the calculations of cost of sales. These adjustments will be recorded on a prospective basis over future periods commencing with the period management revises its estimate.

    Costs of the network relating to capacity contracts accounted for as operating leases are treated as fixed assets and depreciated over the remaining economic life of the network.

    d)  Commissions

    Commissions for purchase commitments are recognized as an expense upon recognition of the related revenues.

    e)  Capacity Available for Sale and Construction in Progress

    Capacity available for sale is recorded at the lower of cost or fair value less cost to sell and is charged to cost of sales as capacity is sold. Until contracts are entered into that preclude sales type lease accounting for a particular segment, the cost of such segment will remain in capacity available for sale. Construction in progress is transferred to capacity available for sale at the date it is completed and placed into commercial operation if the capacity contracts on the particular segment will satisfy sales type lease accounting rules. Construction in progress relating to other segments is transferred to fixed assets and depreciated over its remaining economic life. Construction in progress is stated at cost. Capitalized costs include costs incurred under the construction contract, engineering and consulting fees, legal fees related to obtaining landing right licenses, costs related to program management, costs for the route surveys, and other costs necessary for developing the cable system.

    f)  Capitalized Financing Costs

    Costs incurred by FLAG Limited to obtain financing for the FLAG Europe-Asia cable system have been capitalized and are being amortized over the term of the related borrowings. Capitalized costs relating to existing financings are written off when a refinancing occurs.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    g)  Fixed Assets

    Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:




Computer equipment.....................................  33 1/3% per annum
Fixtures and fittings..................................  20% per annum
Leashold improvement...................................  remaining lease term
Motor vehicles.........................................  20% per annum
Network assets.........................................  6 2/3% per annum



    h)  Interest Rate Derivatives

    The Group uses derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest rates. The Group does not utilize derivative financial instruments for trading or other speculative purposes. The counterparties to these instruments are major financial institutions with high credit quality. The Group is exposed to credit loss in the event of nonperformance by these counterparties.

    At the end of March 1998, FLAG Limited entered into two interest rate swap agreements to manage its exposure to interest rate fluctuations on the $370,000 bank credit facility undertaken on January 30, 1998 (the "New Credit Facility"). Under the swap agreements, FLAG Limited pays a fixed rate of 5.60% on a notional amount of $60,000 and a fixed rate of 5.79% on a notional amount of $100,000 and the counterparty pays the floating rate based on LIBOR. The swap agreements terminate in January and July 2000, respectively, unless extended by an additional one year and six months, respectively, at the option of the counterparty.

    The 8 1/4% Senior Notes arising on the refinancing undertaken on January 30, 1998 (the "Senior Notes") accrue interest at the rate of 8 1/4% per annum paid semi-annually on January 30 and July 30 of each year, commencing on July 30, 1998 (see Note 4. "Long-term Debt"). Interest is expensed as it accrues. The Senior Notes are redeemable at FLAG Limited's option, in whole or in part, at any time on or after January 30, 2003, at specified option prices. In the event of any equity offering before January 31, 2001, FLAG Limited may use all or a portion of the net proceeds therefrom to redeem up to 33 1/3% of the original principal amount of the Senior Notes at a redemption price of 108.25% plus accrued and unpaid interest. If FLAG Limited has excess cash flow, as defined, for any fiscal year commencing in 2001, FLAG Limited is required, subject to certain exceptions and limitations, to make an offer to purchase the Senior Notes at specified prices. Upon a change in control, the noteholders may require FLAG Limited to purchase all or any portion of the outstanding notes at a price equal to 101% of the principal amount plus accrued but unpaid interest.

    For interest rate derivatives to qualify for hedge accounting, the debt instrument being hedged must expose the Group to interest rate risk and, at the inception of the derivative instrument and throughout the period the derivative is held, there must be a high correlation of changes in the market value of the derivative and interest expense of the hedged item. Under hedge accounting, net interest

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

payments due to or from the counterparties are recorded as an increase or reduction in interest expense.

    If an interest rate derivative instrument were to terminate or be replaced by another instrument and no longer qualify as a hedge instrument, then it would be marked to market and carried on the balance sheet at fair value.

     i) Translation of Foreign Currencies

    Transactions in foreign currencies are translated into United States Dollars at the rate of exchange prevailing at the date of each transaction. Monetary assets and liabilities denominated in foreign currencies at year end are translated into Dollars at the rate of exchange at that date. Foreign exchange gains or losses are reflected in the accompanying statements of operations.

    The statements of operations of overseas subsidiary undertakings are translated into United States Dollars at average exchange rates and the year-end net investments in these companies are translated at year-end exchange rates. Exchange differences arising from retranslation at year-end exchange rates of the opening net investments and results for the year are charged or credited directly to the cumulative translation adjustment in shareholders' equity.

    j)  Long Term Incentive Plan

    As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123), the Company has chosen to account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options.

    k)  Income Taxes

    Deferred taxes are determined based on the difference between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax liability or asset is recorded using the enacted tax rates expected to apply to taxable income in the period in which the deferred tax liability or asset is expected to be settled or realized. Future tax benefits attributable to these differences, if any, are recognizable to the extent that realization of such benefits is more likely than not.

    l)  Net Income per Common Share

    Basic net income per common share is based on dividing net income applicable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted net income per common share is computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    m) Impairment of Long-Lived Assets

    The Group periodically reviews events and changes in circumstances to determine whether the recoverability of the carrying value of long-lived assets should be reassessed. Should events or circumstances indicate that the carrying value may not be recoverable based on undiscounted future cash flows, an impairment loss measured by the difference between the discounted cash flows and the carrying value of long-lived assets would be recognized by the Group.

    n)  Pending Accounting Standards

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). Following the amendment made by SFAS No. 137, SFAS 133 is effective for periods beginning after June 15, 2000. Management is currently assessing the impact of the adoption of SFAS 133 on the Company's financial position and results of operations, which may be material.

    o)  Reverse Stock Split

    The accompanying consolidated financial statements have been retroactively restated to give effect to the reverse stock split of 6:1 carried out by the Company on February 11, 2000.

3. FIXED ASSETS

    Fixed assets consist of the following:


                                                                1999
                                                              --------


Fixtures and fittings.......................................  $  1,504
Leasehold improvements......................................     2,667
Computer equipment..........................................     3,031
Motor vehicles..............................................       286
Network assets..............................................   304,508
                                                              --------
                                                               311,996
Less--Accumulated depreciation..............................   (12,253)
                                                              --------
Net book value..............................................  $299,743
                                                              ========


    As a result of the application of FIN 43, sales on certain parts of the FLAG system will not be able to satisfy the requirements for sales type lease accounting. Accordingly the costs of these parts of the system have been reclassified with effect from July 1, 1999 from capacity available for sale to fixed assets and are being depreciated over their remaining useful economic life of 15 years.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


4. LONG-TERM DEBT

    The Group's long-term debt comprises the following:


                                                                1999
                                                              --------


Bank credit facility........................................  $190,000
8 1/4% Senior Notes, due 2008, net of unamortized discount
  of $4,730.................................................  $425,270



    On January 30, 1998, FLAG Limited completed a refinancing which consisted of $370,000 of bank credit facilities under the New Credit Facility and $430,000 of the Senior Notes. Proceeds received under the Senior Notes were $424,088, net of a $5,912 discount. The Senior Notes are not secured by any asset of the Group. Accordingly, they are effectively subordinated to any secured obligation arising from the New Credit Facility.

    The bank credit facilities include a seven-year $320,000 term loan facility and a $50,000 revolving credit facility. Total Group borrowings under the credit facility at December 31, 1999 are $190,000. Under the term loan and revolving credit facilities, borrowings bear interest at LIBOR plus 190 to 212.5 basis points and are secured by a pledge of substantially all of FLAG Limited's assets and revenues, other than FLAG Limited's physical assets.

    The New Credit Facility and the indenture under which the Senior Notes were issued impose certain operating and financial restrictions on FLAG Limited. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of FLAG Limited to incur additional indebtedness, repay indebtedness (including the Senior Notes) prior to stated maturities, sell assets, make investments, engage in transactions with shareholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. These restrictions could also limit the ability of FLAG Limited to effect future financings, make needed capital expenditures, withstand a future downturn in FLAG Limited's business or the economy in general, or otherwise conduct necessary corporate activities.

    The collateral trustee maintains certain accounts in accordance with the terms of FLAG Limited's credit facility. The collateral trustee has a security interest in these accounts.

    As at December 31, 1999, contractual maturities of the Group's indebtedness over the next five years were as follows:



YEAR ENDED DECEMBER 31,
-----------------------


2000........................................................       --
2001........................................................       --
2002........................................................       --
2003........................................................   58,080
2004........................................................  105,600


                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


4. LONG-TERM DEBT (CONTINUED)

    The above bank credit facility was amended on February 16, 2000 and the contractual maturities of the new facility over the next five years are as follows:



YEAR ENDED DECEMBER 31,
-----------------------


2000........................................................       --
2001........................................................    5,625
2002........................................................   22,500
2003........................................................   28,125
2004........................................................   35,625



5. SHAREHOLDER'S EQUITY

    The authorized common share capital of FLAG Telecom consists of 189,833,333 shares with a par value of $.0006 per share. The following number of shares were issued and outstanding at December 31, 1999.


                                                                 1999
                                                              -----------


Shares outstanding..........................................   69,709,935
Share capital...............................................  $        42



    On February 26, 1999, FLAG Limited's shareholders other than Bell Atlantic Network Systems exchanged all their common shares in FLAG Limited for common shares in FLAG Telecom. Bell Atlantic Network Systems, however, exchanged only a limited portion of its common shares in FLAG Limited for 3,666,155 common shares in FLAG Telecom. At the same time, Bell Atlantic Network Systems and FLAG Telecom entered into an Exchange Agreement and Plan of Reorganization providing that Bell Atlantic Network Systems' remaining common shares in FLAG Limited would be exchanged for common shares in FLAG Telecom in the event that, prior to February 26, 2002, Bell Atlantic receives certain regulatory approvals from the Federal Communications Commission allowing Bell Atlantic to offer long distance service. Such regulatory approvals were obtained and Bell Atlantic exchanged its remaining common shares in FLAG Limited for 36,256,121 common shares in FLAG Telecom on January 4, 2000.

    By ownership of their common shares, the shareholders are entitled to one vote per share at each meeting of the shareholders and, at any general meeting or special meeting of all shareholders. Common shareholders are entitled to receive dividends or distributions declared or paid, pro rata in proportion to the total number of common shares held.

6. STOCK OPTIONS

    In March, 1998, the Group adopted a Long-Term Incentive Plan under which options may be granted on up to 4,206,305 shares of common stock to eligible members of staff. During 1999, the maximum number of options that could be granted under the plan was increased to 6,763,791. Generally, options granted under this plan vest and are exercisable over periods up to four years from

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


6. STOCK OPTIONS (CONTINUED)

the date of their grant, subject to meeting certain qualifying criteria. All options vest no later than eight years and expire ten years after the date of grant.

    The following summarizes stock option activity under this plan:


                                                                 WEIGHTED AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                     ---------   ----------------


Balance December 31, 1997..........................         --        $   --
Granted............................................  2,357,706          6.42
Forfeited..........................................         --            --
                                                     ---------        ------
Balance December 31, 1998..........................  2,357,706          6.42
Granted............................................  1,758,344          6.80
Forfeited..........................................    (21,651)         6.42
                                                     ---------        ------
Balance December 31, 1999..........................  4,094,399        $ 6.58
                                                     =========        ======



    At December 31, 1998 and December 31, 1999 no options had vested.

    The weighted average fair value of options granted during 1998 and 1999 was $3.64 and $13.15 per share respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998 and 1999: risk-free interest rates ranging from 5.1% to 5.8%; expected lives of 5.0 years; expected dividend yield of zero percent; and expected volatility of 59%.

    During the period ended December 31, 1999 the Company recorded additional shareholders capital of $18,088 relating to awards under the Long Term Incentive Plan. During the period the Company recorded an expense of $8,800. Expected future charges in respect of these stock options are as follows:




2000........................................................  7,231
2001........................................................  2,007
2002........................................................     50


                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


6. STOCK OPTIONS (CONTINUED)

    Had compensation cost for these grants been determined consistent with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," the Group's net income and net income per share would have been reduced to the following amounts:



NET LOSS                                                        1999
--------                                                      --------


  As reported...............................................  $(15,486)
  Pro forma.................................................  $(26,967)
Basic income per share
  As reported...............................................  $  (0.22)
  Pro forma.................................................  $  (0.39)
Diluted income per share
  As reported...............................................  $  (0.21)
  Pro forma.................................................  $  (0.37)



    The weighted average remaining contractual life of all options is 8.9 years. The effects of applying SFAS 123 for disclosing compensation cost may not be representative of the effects on reported income for future years.

7. BASIC AND DILUTED INCOME PER COMMON SHARE


                                                                 1999
                                                              -----------


Net loss....................................................  $   (15,486)
Number of shares............................................   69,709,935
Basic income per share......................................  $     (0.22)
Diluted income per share....................................  $     (0.21)



8. FINANCIAL INSTRUMENTS

    The following table presents the carrying amounts and fair values of the Group's financial instruments as of December 31, 1999:


                                                                1999
                                                   NOTIONAL   CARRYING     FAIR
                                                    AMOUNT     AMOUNT     VALUE
                                                   --------   --------   --------


Funds held by Collateral Trustee.................       --    134,066    134,066
8 1/4% Senior Notes..............................  430,000    425,270    395,600
Long-term debt...................................       --    190,000    190,000
Interest rate swaps..............................  160,000         --        370



    The notional amounts of interest rate derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of the Group's exposure through its use of derivatives. The amounts exchanged are determined by reference to the notional amounts and the other terms of the derivatives.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


8. FINANCIAL INSTRUMENTS (CONTINUED)

    The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. The Company deals only with highly rated counterparties.




Funds held by Collateral Trustee................  The carrying amount is a reasonable estimate of fair value as the balance includes amounts held in
                                                  banks and time deposits with a short-term maturity.

8 1/4% Senior Notes.............................  The carrying amount of the 8 1/4% Senior Notes is the net proceeds of the Senior Notes issue. The
                                                  fair value is based on the market price of the
                                                  Senior Notes at December 31, 1999.

Long-term debt..................................  The carrying amount of the long term debt is the proceeds drawn on the New Credit Facility. The debt
                                                  is subject to variable interest rates, and
                                                  therefore, in management's opinion, the carrying
                                                  amount approximates the fair value of the long term
                                                  debt.

Interest rate swaps.............................  The interest rate swaps agreements are "zero cost"
                                                  meaning that the cost of acquiring the agreement is
                                                  embedded in the interest rate spread. As such, the
                                                  agreement does not have a carrying value. The fair
                                                  value is estimated using an option pricing model
                                                  and values the changes in interest rates since
                                                  inception, and the potential for future changes
                                                  over the remaining term.



9. TAXES

    At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, FLAG Telecom and all its subsidiaries registered in Bermuda have received an undertaking from the Bermuda Government exempting them from all such taxes until March 28, 2016.

    The provision for income taxes reflected in the accompanying statement of operations consists of taxes incurred on income derived from capacity sales and standby maintenance revenues from customers in certain jurisdictions along the FLAG Europe-Asia cable system where FLAG Limited is deemed to have a taxable presence or the Group is otherwise subject to tax.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


9. TAXES (CONTINUED)

    Income tax expense, which consists entirely of taxes payable to foreign governments, is comprised of the following:


                                                                1999
                                                              --------


Current.....................................................    1,080
Deferred....................................................      469
                                                               ------
                                                               $1,549



    Deferred taxes arise principally because, for tax purposes, in certain jurisdictions, revenues from capacity sales are deferred and recognized as taxable income over the estimated life of the FLAG Europe-Asia cable system. The provision for deferred tax comprises the following:


                                                                1999
                                                              --------


Capacity sales revenues deferred for tax purposes...........  $17,066
Deferred commissions for tax purposes.......................   (1,851)
Future depreciation for tax purposes........................   (8,648)
Tax losses carried forward..................................   (2,220)
Other.......................................................     (374)
                                                              -------
                                                              $ 3,973



    Since Bermuda does not impose an income tax, the difference between reported tax expense in the accompanying statements of operations and tax as computed at statutory rates, is attributable to the provisions for foreign taxes shown above.

10. RELATED PARTY TRANSACTIONS

    In May 1998, FLAG Limited entered into an Employee Services Agreement with Bell Atlantic Global Systems ("BAGS") pursuant to which BAGS seconds certain employees to FLAG Limited. The total cost incurred for this service during the period from incorporation to December 31, 1999 was $298. These costs have been expensed in the accompanying statements of operations.

11. COMMITMENTS AND CONTINGENCIES

    As of December 31, 1999, FLAG Limited was committed under supply contracts for the cable system for final payments totalling $52,411 representing funds withheld pending the completion of certain outstanding items under the supply contracts. Provision has been made in full in the Group's financial statements to cover the anticipated final payments.

    During 1997 FLAG Limited entered into an operations contract for the FLAG Network Operations Center (the "FNOC") with one of the landing parties on the FLAG, Europe-Asia cable system. The terms of the contract require the landing party to provide a permanent facility in which to locate the FNOC along with qualified personnel and additional support as required to assist in the operations of the FNOC. In exchange for the services provided under the contract, FLAG Limited is committed to compensate the landing party an annual fixed charge for rent of the premises where the

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

FNOC is located equal to $200 for the first year of the contract increasing in 5% increments for the following three years. Costs incurred by the landing party to provide qualified personnel and additional support are to be reimbursed by FLAG Limited on a cost plus basis.

    FLAG Limited has entered into lease agreements for the rental of office space. Estimated future minimum rental payments under the leases are as follows:




2000........................................................  $1,301
2001........................................................     717
2002........................................................     556
2003........................................................     541
2004........................................................     541
Thereafter..................................................   2,291



    FLAG Limited is also committed to make quarterly payments under standby maintenance agreements for the period commencing October 8, 1997 and continuing through December 31, 2007. Estimated future payments under the standby maintenance agreements are as follows:




2000........................................................  $24,540
2001........................................................   24,790
2002........................................................   25,286
2003........................................................   25,792
2004........................................................   26,307
Thereafter..................................................   82,121



    The estimated future payments under the standby maintenance agreements are based on a number of assumptions, including, among other things, the proportion of the total cable system capacity sold at any point in time and the number of other cable systems serviced under the agreement.

    The Group is subject to legal proceedings and claims in the ordinary course of business. Based on consultations with legal counsel, management does not believe that any of these proceedings or claims will have a material effect on the Group's financial position or results of operations.